   As filed with the Securities and Exchange Commission on January 14, 2000

                                                            Registration No. ___
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                  __________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           MICRON ELECTRONICS, INC.
              (Exact name of issuer as specified in its charter)

                    Minnesota                                      41-1404301
 (State or other Jurisdiction of incorporation or     (I.R.S. Employer Identification No.)
                   organization)


                   900 East Karcher Rd., Nampa, Idaho 83687
             (Address of Principal Executive Offices and Zip Code)

                MICRON ELECTRONICS, INC. 1995 STOCK OPTION PLAN
                             (Full title of plan)

                                Joel J. Kocher
         Chairman of the Board, President and Chief Executive Officer
                           Micron Electronics, Inc.
                             900 East Karcher Rd.
                              Nampa, Idaho 83687
                    (Name and address of agent for service)

                                (208) 898-3434
         (Telephone number, including area code, of agent for service)

                         Copy to: Holland & Hart LLP
                        Attn: Dennis M. Jackson, Esq.
                      555 Seventeenth Street, Suite 3200
                            Denver, Colorado 80202
                                (303) 295-8000

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                    Proposed                 Proposed
Title of Securities         Amount to be        maximum offering         maximum aggregate           Amount of
to be registered            registered (1)        price per share          offering price          registration fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock
($.01 par value)              5,000,000            $12.4375(2)              $62,187,500               $16,417.50
-------------------------------------------------------------------------------------------------------------------------

(1) Represents an increase in the number of shares reserved for issuance under the Registrant's 1995 Stock Option Plan.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices for the Registrant's common stock as reported on the Nasdaq Stock Market on January 11, 2000.

                         INCORPORATION OF CONTENTS OF
                     REGISTRATION STATEMENTS BY REFERENCE

     A Registration Statement on Form S-8 (File No. 33-63701) was filed by Micron Electronics, Inc. (the "Company") with the Securities and Exchange Commission on October 26, 1995 covering the registration of 5,000,000 shares initially authorized for issuance under the Company's 1995 Stock Option Plan (the "Plan"). A filing fee was paid at the time the Registration Statement was filed. A Registration Statement on Form S-8 (File No. 333-42727) was filed with the Securities and Exchange Commission on December 19, 1997 covering the registration of an additional 5,000,000 shares authorized for issuance under the Plan. A filing fee was paid at the time that Registration Statement was filed. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register the additional 5,000,000 shares authorized for issuance under the Plan. An amendment to the Plan to increase by 5,000,000 the number of reserved and authorized shares under the Plan was authorized by the Company's Board of Directors on August 26, 1999. This amendment was approved by the Company's shareholders on November 22, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information required by Part I of Form S-8 will be sent or given to participants in the Micron Electronics, Inc. 1995 Stock Option Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424, and (ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus (the "Prospectus") that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

          The following documents are hereby incorporated by reference in this registration statement:

          (1)  The Registrant's Annual Report on Form 10-K, filed pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended September 2, 1999.

          (2) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since September 2, 1999.

          (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (SEC File No. 0-17932) filed with the Commission on August 16, 1989 pursuant to Section 12(g) of the 1934 Act, as amended.

          All documents filed by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in the Prospectus, this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus and this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this registration statement.

Item 4.   Description of Securities.
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

          Section 302A.521 of the Minnesota Business Corporation Act authorizes a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article IX of the Company's Bylaws provides for indemnification of its directors, officers, employees and other agents to the extent permitted by the Minnesota Business Corporation Act. The Registrant has entered into written indemnification agreements with certain of its officers and directors which provide the Registrant's officers and directors with indemnification to the extent permitted by the Minnesota Business Corporation Act.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

          Not applicable.

Item 8.   Exhibits.
------    --------

Exhibit No.         Description.
----------          ------------
3.1                 Articles of Incorporation, as amended (incorporated by
                    reference to Exhibit 3.1 to Registrant's Quarterly Report on
                    Form 10-Q for the quarterly period ended April 1, 1995).

3.2 Bylaws, as amended (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended
                    August 28, 1997) .

4.1 Micron Electronics, Inc. 1995 Stock Option Plan as amended through November 22, 1999.

5.1                 Opinion of Holland & Hart LLP.

23.1                Consent of PricewaterhouseCoopers LLP.

23.2                Consent of Holland & Hart LLP (contained in Exhibit 5.1).

24.1                Power of Attorney (included on signature page).

Item 9.  Undertakings.
------   ------------

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nampa, State of Idaho, on January 13, 2000.

                              MICRON ELECTRONICS, INC.

                              By:  /s/ James R. Stewart
                                   ----------------------------------------
                                   James R. Stewart, Senior Vice President,
                                   Finance, and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel J. Kocher and James R. Stewart, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                             Title                                   Date
/s/  Joel J. Kocher                   Chairman of the Board, President and    January 13, 2000
------------------------------------
Joel J. Kocher                        Chief Executive Officer

/s/  Steven R. Appleton               Director                                January 13, 2000
------------------------------------
Steven R. Appleton

/s/  Robert Lee                       Director                                January 13, 2000
------------------------------------
Robert Lee

/s/ Robert A. Lothrop                 Director                                January 13, 2000
------------------------------------
Robert A. Lothrop

/s/ John B. Balousek                  Director                                January 13, 2000
------------------------------------
John B. Balousek

                                 EXHIBITS INDEX

Exhibit No.         Description.
----------          -----------
 3.1                Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to
                    Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 1, 1995).
 3.2                Bylaws, as amended (incorporated by reference to Exhibit 3.2 to Annual Report on Form
                    10-K for the fiscal year ended August 28, 1997).
 4.1                Micron Electronics, Inc. 1995 Stock Option Plan as amended through November 22, 1999.
 5.1                Opinion of Holland & Hart LLP.
23.1                Consent of PricewaterhouseCoopers LLP.
23.2                Consent of Holland & Hart LLP (contained in Exhibit 5.1).
24.1                Power of Attorney (included on signature page).